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D.A.H., INC.                                               2201 Rosecrans Avenue
                                                     El Segundo, California 9025
                                                                  (310) 536-0444
                                                               Fax (310)536-9322

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November 28, 1994



Mr. Charles H. Becker
303 Williams Road
Fort Washington, PA 19034

Dear Chuck:

     I am pleased to offer you the position of President of Tri-Star Electronics International, Inc,.

     As President of Tri-Star Electronics International, you would report directly to me. You would be responsible for all functions of Tri-Star with the exception of Treasury. Reporting to you would be the following:
Tri-Star Chief Financial Officer, the Vice President of Sales & Marketing, Director of Engineering, Supervisor of Human Resources, Director of Operations, Director of Quality Assurance and the Director of Materials Management.

     The total compensation package we are prepared to offer is as follows:

     -    Base salary would be $140,000.00 per annum.

     -    Incentive Bonus as follows:

          Percentage of Plan                      Incentive Bonus as a
            EBIT Attainment                       Percent of Base Salary
          -------------------                     ----------------------
                  80                                        10%
                  90                                        20%
                 100                                        30%
                 110                                        40%

     You would also be granted stock options in D.A.H. for 50,000 shares that would vest in equal increments over five years, with the first vesting occurring 12 months following your hire date. These are qualified ISOs under IRS Regs at a nominal exercise price of 15 cents per share.

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Page Two
Mr. Charles H. Becker
November 28, 1994



     We would also provide you with six months severance pay at your base rate that would be valid under circumstances of involuntary termination other than termination for cause.

     In terms of your moving and relocation expenses, we would offer you the following:

     - Up to six months temporary living allowance not to exceed a maximum of $1,000.00 a month.

     - Actual cost of selling your home in PA, and relocation of household goods from Pennsylvania to California not to exceed $40,000.00.

     - Other expenses related to the acquiring of a home in California in an amount not to exceed $5,000.00.

     We also discussed 100% vesting of stock options under a change of control or IPO. This is an area that Jack DeCrane is currently reviewing for all of Senior Management with the Compensation Committee of the Board of Directors but we are unable to either offer or guarantee anything under this arrangement today.

     You would be covered under our Executive Benefits Program about which we are enclosing copies via Federal Express to your home along with two originals of this offer for you to sign, retaining one and returning the other.

Sincerely,
/s/ R.G. MacDonald
R.G. MacDonald
President


RGM/kj



AGREED & ACCEPTED:


/s/ Charles H. Becker                   November 29, 1994
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Charles H. Becker                       Date

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                          COMPANY'S EMPLOYEE ACKNOWLEDGEMENT


     I acknowledge that I have received a copy of the Company's Code of Business Ethics. I have read and do understand the Code of Business Ethics and all of my questions concerning the same have been answered to my satisfaction. I understand that I must abide by the terms of the Code of Business Ethics, as well as state and federal laws and regulations, as a condition of my continued employment with the Company.

Date: 11-30-94                          C. H. Becker
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                                             (Print Name)

                                        /s/ C. H. Becker
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                                             (Signature)